Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS THIRD QUARTER 2023 RESULTS

- Acquired 70 USPS Properties for $24.2 Million -
- 100% of Debt Set to Fixed Rates -
- Collected 100% of Contractual Rents -
Cedarhurst, New York, October 30, 2023 (GLOBE NEWSWIRE) — Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 1,800 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to industrial facilities, today announced results for the quarter ended September 30, 2023.

Highlights for the Quarter Ended September 30, 2023

•Acquired 70 USPS properties for approximately $24.2 million, excluding closing costs
•17% growth in revenues from third quarter 2022 to third quarter 2023
•Net income attributable to common shareholders was $1.2 million, or $0.04 per diluted share
•Funds from Operations ("FFO") was $6.3 million, or $0.25 per diluted share
•Adjusted Funds from Operations ("AFFO") was $6.9 million, or $0.27 per diluted share
•Subsequent to quarter end, the Company announced a quarterly dividend of $0.2375 per share

"We delivered another successful quarter, adding over $24 million of postal properties to our portfolio and bringing us closer to achieving our 2023 acquisition target of $80 million. We are encouraged by the increase to transaction volumes and have managed to acquire at the top of our weighted average cap rate range this quarter,” stated Andrew Spodek, Chief Executive Officer. “Although we are optimistic about acquisition activity over the long-term, we will remain patient and diligent with deploying capital. Our business occupies a unique and niche space that has proved its resilience in past and present economic cycles, and we have invested in the growth of our company while maintaining conservative leverage. We are in a strong financial position with plenty of available liquidity and the financial flexibility to continue expanding our portfolio.”

Property Portfolio & Acquisitions

The Company’s owned portfolio was 99.7% occupied, comprised of 1,434 properties across 49 states and one territory with approximately 5.7 million net leasable interior square feet and a weighted average rental rate of $9.27 per leasable square foot based on rents in place as of September 30, 2023. The weighted average rental rate consisted of $11.46 per leasable square foot on last-mile and flex properties, and $3.55 on industrial properties.

During the third quarter, the Company acquired 70 last-mile and flex properties leased to the USPS for approximately $24.2 million, excluding closing costs, comprising approximately 165,000 net leasable interior square feet at a weighted average rental rate of $13.24 per leasable square foot based on rents in place as of September 30, 2023.

Balance Sheet & Capital Markets Activity

As of September 30, 2023, the Company had approximately $2.8 million of cash and property-related reserves, and approximately $230 million of net debt with a weighted average interest rate of 4.04%. At the end of the third quarter, 100% of the Company's debt outstanding was set to fixed rates (when taking into account interest rate hedges), and the Company's $150 million revolving credit facility was completely undrawn.

On July 24, 2023, the Company amended its credit facilities to, among other things, add a daily simple SOFR-based option as a benchmark rate. The Company further exercised $25.0 million of term loan accordion under the term loan maturing in January 2027 and, on a delayed-draw basis, $10.0 million of term loan accordion under the term loan maturing in February 2028. In connection with the accordion exercise, the Company also entered into an interest rate swap that effectively fixed the interest rate on the $25.0 million of term loan through January 2027 at a current rate of 5.736%. On September 27, 2023, the Company fixed the interest rate on the $10.0 million of term loan through February 2028 at 6.049%. The Company used the proceeds from the term loan accordion and cash to repay the outstanding balance on the revolving credit facility and fund acquisitions.

During the third quarter and through October 20, 2023, the Company issued 1,313,844 shares of common stock through its at-the-market equity offering program for total gross proceeds of approximately $19.7 million at a weighted average gross price of $15.02 per share. The Company entered into forward sales transactions for 798,847 of the shares, and as of October 20, 2023, all shares had been settled. During the third quarter and through October 20, 2023, the Company issued 240,511 common units in its operating partnership at an average price of $13.37 per unit as part of consideration for property acquisitions.

Dividend

On October 23, 2023, the Company declared a quarterly dividend of $0.2375 per share of Class A common stock. The dividend equates to $0.95 per share on an annualized basis. The dividend will be paid on November 30, 2023 to stockholders of record as of the close of business on November 1, 2023.

Subsequent Events

Subsequent to quarter end and through October 20, 2023, the Company acquired five leased properties comprising approximately 12,000 net leasable interior square feet for approximately $1.3 million, excluding closing costs. The Company had another 15 properties totaling approximately $3.9 million under definitive contracts.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the third quarter 2023 financial results on Tuesday, October 31, 2023, at 9:00 A.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://

investor.postalrealtytrust.com/Investors/events-and-presentations/default.aspx. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208. International callers should dial 1-201-493-6784.

Replay

A telephonic replay of the call will be available starting at 1:00 P.M. Eastern Time on Tuesday, October 31, 2023, through 11:59 P.M. Eastern Time on Tuesday, November 14, 2023, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally. The passcode for the replay is 13734924.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO, AFFO and net debt, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and leasing costs that are recurring in nature, excluding expenditures that (i) are for items identified or existing at the time a property was acquired or contributed (including through the Company’s formation transactions), (ii) are part of a strategic plan intended to increase the value or revenue-generating ability of a property, (iii) are considered infrequent or extraordinary in nature, or (iv) for casualty damage), acquisition-related expenses (defined as expenses that are incurred for investment purposes and business acquisitions and do not correlate with the ongoing operations of the Company’s existing portfolio, including due diligence costs for acquisitions not consummated and certain professional fees incurred that were directly related to completed acquisitions or dispositions and integration of acquired business) that are not capitalized, and certain other non-recurring expenses and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including lump sum catch up amounts for increased rents, net of any lease incentives), fair value lease adjustments, income on insurance recoveries from casualties, non-real estate depreciation and amortization and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the

Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.

The Company calculates its net debt as total debt less cash and property-related reserves. Net debt as of September 30, 2023 is calculated as total debt of approximately $233 million less cash and property-related reserves of approximately $3 million.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,800 properties leased primarily to the USPS. More information is available at postalrealtytrust.com.

Contact:
Investor Relations and Media Relations
Email: Investorrelations@postalrealtytrust.com
Phone: 516-232-8900

Postal Realty Trust, Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Rental income	$15,438	$13,181	$44,699	$36,665
Fee and other	668	594	2,012	1,765
Total revenues	16,106	13,775	46,711	38,430

Operating expenses:
Real estate taxes	2,089	1,836	6,101	5,131
Property operating expenses	1,917	1,346	4,955	4,106
General and administrative	3,352	3,040	11,121	9,990
Depreciation and amortization	4,919	4,637	14,537	12,966
Total operating expenses	12,277	10,859	36,714	32,193

Income from operations	3,829	2,916	9,997	6,237

Other income	246	44	485	718

Interest expense, net:
Contractual interest expense	(2,446)	(1,670)	(6,793)	(3,467)
Write-off and amortization of deferred financing fees	(174)	(156)	(504)	(440)
Interest income	—	—	1	1
Total interest expense, net	(2,620)	(1,826)	(7,296)	(3,906)

Income before income tax (expense) benefit	1,455	1,134	3,186	3,049
Income tax (expense) benefit	(19)	16	(56)	(13)

Net income	1,436	1,150	3,130	3,036
Net income attributable to Operating Partnership unitholders’ non-controlling interests	(270)	(219)	(604)	(557)

Net income attributable to common stockholders	$1,166	$931	$2,526	$2,479

Net income per share:
Basic and Diluted	$0.04	$0.04	$0.08	$0.10

Weighted average common shares outstanding:
Basic and Diluted	20,277,417	18,554,578	19,712,504	18,467,581

Postal Realty Trust, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except par value and share data)

	September 30, 2023	December 31, 2022
Assets
Investments:
Real estate properties, at cost:
Land	$100,979	$90,020
Building and improvements	426,230	378,596
Tenant improvements	6,825	6,375
Total real estate properties, at cost	534,034	474,991
Less: Accumulated depreciation	(40,464)	(31,257)
Total real estate properties, net	493,570	443,734
Investment in financing leases, net	16,062	16,130
Total real estate investments, net	509,632	459,864
Cash	2,462	1,495
Escrow and reserves	425	547
Rent and other receivables	5,344	4,613
Prepaid expenses and other assets, net	18,144	15,968
Goodwill	1,536	1,536
Deferred rent receivable	1,443	1,194
In-place lease intangibles, net	14,313	15,687
Above market leases, net	401	399
Total Assets	$553,700	$501,303

Liabilities and Equity
Liabilities:
Term loans, net	$198,718	$163,753
Secured borrowings, net	32,823	32,909
Accounts payable, accrued expenses and other, net	10,610	9,109
Below market leases, net	12,214	11,821
Total Liabilities	254,365	217,592

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized; 21,512,970 and 19,528,066 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	215	195
Class B common stock, par value $0.01 per share; 27,206 shares authorized: 27,206 shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	279,585	254,107
Accumulated other comprehensive income	9,614	7,486
Accumulated deficit	(44,529)	(32,557)
Total Stockholders’ Equity	244,885	229,231
Operating Partnership unitholders’ non-controlling interests	54,450	54,480
Total Equity	299,335	283,711
Total Liabilities and Equity	$553,700	$501,303

Postal Realty Trust, Inc.
Reconciliation of Net Income to FFO and AFFO
(Unaudited)
(In thousands, except share data)

For the Three Months Ended September 30, 2023
Net income	$1,436
Depreciation and amortization of real estate assets	4,893
FFO	$6,329
Recurring capital expenditures	(97)
Write-off and amortization of deferred financing fees	174
Straight-line rent and other adjustments	(42)
Fair value lease adjustments	(632)
Acquisition-related and other expenses	81
Income on insurance recoveries from casualties	(246)
Non-real estate depreciation and amortization	26
Non-cash components of compensation expense	1,321
AFFO	$6,914
FFO per common share and common unit outstanding	$0.25
AFFO per common share and common unit outstanding	$0.27
Weighted average common shares and common units outstanding, basic and diluted	25,632,016